UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2005

Carrollton Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland 21201

(Address of Principal Executive Offices)       (ZIP Code)

Registrant’s telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01- Other Events

On July 6, 2005, the Board of Directors of Carrollton Bancorp (the Company) authorized the repurchase of up to 42,500 outstanding shares (the Shares) of the Company’s common stock which were expected to be sold through a broker by the Knott Family Trust.  The shares purchased would be made in a privately negotiated transaction.

 At 10:45 A.M. on July 7, 2005, the Company purchased all such 42,500 Shares from a single broker in a single transaction at a price of $14.10 per share.  Such Shares, which were purchased at a discount to market, were previously held by the Knott Family Trust.  After the repurchase of the Shares, a total of 2,807,798 share of the common stock of the Company remain issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

By: /s/ Robert A. Altieri
Name: Robert A. Altieri
Title: Chief Executive Officer and President

Date: July 7, 2005